UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

CAPITAL CITY BANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	0-13358	59-2273542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
217 North Monroe Street, Tallahassee, Florida		32301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (850) 402-7821

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAPITAL CITY BANK GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 21, 2017, the Compensation Committee of the Board of Directors of Capital City Bank Group, Inc. (the “Company”) approved a long-term incentive plan for J. Kimbrough Davis, the Company’s Chief Financial Officer, pursuant to which he will be eligible to receive cash and performance share awards under the 2011 Associate Incentive Plan. The terms of the long-term incentive plan are set forth in a Participant Agreement, dated as of February 21, 2017, by and between Mr. Davis and the Company (the “Participant Agreement”), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

This plan is designed to more closely correlate Mr. Davis’s compensation with the long-term growth of the Company. Pursuant to this three-year plan, which is anticipated to be adopted each year to allow for the annual adoption of rolling three-year performance goals, the Company agreed to award performance shares and cash with an economic value equivalent ranging from $0 to $200,000 after the conclusion of the three-year performance period based on the achievement of certain performance metrics. For the 2017 plan (with a possible payout in 2020 based on 2017-2019 performance), there is a target award of $100,000 based on achieving a goal of a 10% three-year compound annual growth rate (“CAGR”) in diluted earnings per share using $0.69 as the base amount (2016 diluted earnings per share). A maximum award of $200,000 would be earned if the CAGR for diluted earnings per share equaled or exceeded 12.5%, the maximum performance level. No award will be earned if the CAGR for diluted earnings per share is less than or equal to 7.5%. The amount of actual award will be prorated accordingly between the maximum and minimum award amounts based on the performance level achieved.

The Participant Agreement also provides for a “phase-in” period where the Company has established goals to allow for possible payouts in each of the next two years (2018 and 2019) while the three-year plan is phased-in. The 2016 diluted earnings per share of $0.69 per share serves as the base amount to calculate the one- and two-year CAGR for diluted earnings per share for 2017 and 2018, respectively, which will determine the amount of the award to be paid-out, if any. The 2017 “phase-in” plan provides for a target award of $33,333 (payable in 2018) based on the Company achieving diluted earnings per share of $0.76 per share in 2017. In 2018, the second year of the phase-in period, the target goal is achievement of diluted earnings per share of $0.83 per share in 2018 with a target award of $66,666 (payable in 2019). The Participant Agreement provides for a maximum award equal to 200% of the target award for each year if the Company achieves a 12.5% CAGR for diluted earnings per share. No award will be earned if the CAGR for diluted earnings per share is less than or equal to 7.5%. In no event will an award be earned in any year when the Company incurs a net loss.

The foregoing summary of the Participant Agreement is not complete and is qualified in its entirety by reference of the full text of the Participant Agreement, which is incorporated into this Item 5.02(e) by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Participant Agreement, dated February 21, 2017, by and between J. Kimbrough Davis and Capital City Bank Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CITY BANK GROUP, INC.

Date: February 27, 2017	By:	/s/ J. Kimbrough Davis
J. Kimbrough Davis,
Executive Vice President
and Chief Financial Officer

Exhibit No.	Exhibit

10.1	Participant Agreement, dated February 21, 2017, by and between J. Kimbrough Davis and Capital City Bank Group, Inc.